SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2009

eDiets.com, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30559	56-0952883
(Commission File Number)	(IRS Employer Identification No.)

1000 Corporate Drive

Suite 600

Fort Lauderdale, FL 33334

(Address of Principal Executive Offices) (Zip Code)

(954) 360-9022

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 18, 2009, eDiets.com, Inc. (the “Company”) received a notice from the NASDAQ Listing Qualifications Panel indicating that it has determined to grant the Company’s request for continued listing on NASDAQ Stock Market. The Company’s continued listing is subject to the condition that, on or before December 29, 2009, the Company must evidence compliance with the $35 million market value of listed securities requirement or the alternative requirement of $2.5 million in stockholders’ equity for continued listing on The NASDAQ Capital Market.

The Company expects to timely comply with the terms of the Panel’s decision; however, there can be no assurance that the Company will be able to do so.

A copy of the press release by the Company announcing its receipt of the Delisting Notice is attached thereto as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	eDiets.com, Inc. Press Release, issued August 19, 2009.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eDiets.com, Inc.

By:	/s/ Kevin McGrath
Kevin McGrath
Chief Executive Officer and President

Date: August 19, 2009

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	eDiets.com, Inc. Press Release, issued August 19, 2009.